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                                                                      EXHIBIT 11

                              Unitrode Corporation
          Computation of Primary and Fully Diluted Earnings per Share



Three months ended                                       April 29, 1995     April 30, 1994
- ------------------------------------------------------------------------------------------
Net income                                                  $ 3,798,834        $ 1,878,266
                                                            ===========        ===========

Primary earnings per share:
- ---------------------------
Weighted average of common shares outstanding                11,689,850         12,447,160
Equivalent shares arising from the assumed
  exercise of stock options                                     360,727            394,022
                                                            -----------        -----------
Weighted average of common and common
  equivalent shares outstanding                              12,050,577         12,841,182
                                                            ===========        ===========

Net income                                                  $       .32        $       .15
                                                            ===========        ===========

Fully diluted earnings per share:
- ---------------------------------
Weighted average of common and common
  equivalent shares outstanding
  (as determined for Primary earnings
  per share above)                                           12,050,577         12,841,182
Incremental shares to reflect full
  dilution                                                       41,433(1)          15,582(1)
                                                            -----------        -----------
Weighted average of common and common
  equivalent shares outstanding, as
  adjusted                                                   12,092,010         12,856,764
                                                            ===========        ===========
Net income                                                  $       .31        $       .15
                                                            ===========        ===========


(1) This calculation is submitted in accordance with Regulation S-K item 601(b)(11) although not required by footnote 2 to paragraph 14 of APB Opinion No. 15 because it results in dilution of less than 3%.

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